                                                                     EXHIBIT 4.8



                                                              As Revised 1/30/97


                                     BYLAWS

                                       OF

                               THE ROUSE COMPANY



                                   ARTICLE I

                                  STOCKHOLDERS
                                  ------------


     SECTION 1.01. ANNUAL MEETING. The Company shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers in each year on such date during the month of May as shall be set by the Board of Directors. Except as the Charter or a statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Company's existence or affect any otherwise valid corporate act.

     SECTION 1.02. SPECIAL MEETING. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or, if he or she is unavailable due to disability or other reason, by the Chief Executive Officer or the President, or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Company) with or without a meeting. Special meetings of the stockholders shall be called by the Secretary of the Company at the written request of stockholders entitled to cast at least 50 percent of all the votes entitled to be cast at the meeting; in such case, the Board of Directors or the Chief Executive Officer shall establish the date of the special meeting, which shall not be more than 90 days after the requesting stockholders have (i) established that the Company is required by law to hold the special meeting; (ii) presented proof that their aggregate stockholdings represent the required percentage of votes; and (iii) paid to the Company any costs of the meeting required by law to be paid by them. No business shall be transacted at any special meeting except that named in the notice.

     SECTION 1.03. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

     SECTION 1.04. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than 10 nor more than 90 days before each stockholders meeting, the Chief Executive Officer or the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Company. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if before or after the meeting he or she signs a waiver of the notice which is filed with the records of the stockholders' meeting or if he or she is present at the meeting in person or by proxy.

     SECTION 1.05. QUORUM; VOTING. Unless a statute or the Charter provides otherwise, (i) at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and (ii) a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION 1.06. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum is present.

     SECTION 1.07. GENERAL RIGHT TO VOTE; PROXIES. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he or she owns of record either in person or by written proxy signed by the stockholder or by his or her duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

     SECTION 1.08. CONDUCT OF BUSINESS AND VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined

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by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 25% in number of votes entitled to be cast, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. The chairman of the meeting may choose an inspector or inspectors to act at such meeting and, in default of such election, the stockholders at the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

     SECTION 2.01. FUNCTION OF DIRECTORS. The business and affairs of the Company shall be managed under the direction of its Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or Bylaws.

     SECTION 2.02. NUMBER OF DIRECTORS. The Company shall have 10 directors until the number of directors is changed as herein provided. A majority of the entire Board of Directors may alter the number of directors to not exceeding 25 nor less than the minimum number required by law, but such action may not affect the tenure of office of any director.

     SECTION 2.03. ELECTION AND TENURE OF DIRECTORS. At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

     SECTION 2.04.  VACANCY ON THE BOARD; REMOVAL OF DIRECTOR.

          (a) A majority of the directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

          (b) At any special or annual meeting of the stockholders called in the manner provided for by this Article, any director or directors may be removed from office by a vote of

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a majority of all the votes that are entitled to be cast by all shares of stock outstanding and entitled to vote for the election of directors, and, another or other directors may be elected as provided in Section 2.04(c) of these Bylaws.

          (c) The stockholders may elect a successor to fill a vacancy on the Board of Directors that results from the removal of a director, subject to
Section 2.05 of these Bylaws. A director elected by the stockholders to fill a vacancy that results from the removal of a director shall serve for the balance of the term of the removed director.


     SECTION 2.05.  NOMINATION OF DIRECTORS.

          (a) Nominations of persons for election to the Board of Directors may be made at an annual meeting or special meeting of stockholders called for the purpose of electing directors only (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.05.

          (b) Any nominations not made by or at the direction of the Board of Directors shall be made pursuant to a timely written notice delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than 60 nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponements or adjournments of the meeting to a later date; provided, however, that if notice of the meeting is mailed to stockholders less than 70 days prior to the date of the meeting, notice by the stockholder to the Secretary must be so delivered or received within 10 days after the earlier of (i) the date on which the notice of the date of the meeting was mailed to the stockholder or (ii) the date on which the Company publicly disclosed the date of the meeting. A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of the Company that are beneficially owned by the person on the date of the stockholder's notice and (d) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (ii) as to the stockholder giving the notice: (a) the name and address, as they appear on the Company's books, of the stockholder and any other stockholders known by the stockholder to be supporting the nominee(s), and (b) the class and number of shares of the Company that are beneficially owned by the stockholder on the date of the

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stockholder's notice and by any other stockholders known by the stockholders to be supporting the nominee(s) on the date of the stockholder's notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming and providing the business address of such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

          (c) The chairman of the annual or special stockholders meeting shall, if the facts warrant, determine and declare to the meeting that (i) a nomination was not made in accordance with the procedures prescribed by these Bylaws and
(ii) the defective nomination shall be disregarded.

     SECTION 2.06. REGULAR MEETINGS. Any regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Chairman of the Board or the Board of Directors.

     SECTION 2.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or, if he or she is unavailable due to disability or other reason, by the Chief Executive Officer or the President, or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Chairman of the Board or, if he or she is unavailable due to disability or other reason, by the Chief Executive Officer or the President, or by a majority of the Board of Directors.

     SECTION 2.08. NOTICE OF MEETING. The Secretary or such other person as shall be designated by the Chairman of the Board or, if he or she is unavailable due to disability or other reason, by the Chief Executive Officer or the President, or by a majority of the Board of Directors shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent or communicated by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative, by mail to his or her address as it shall appear on the records of the Company, at least 72 hours before the time of the meeting. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully

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called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any regular or special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

     SECTION 2.09. ACTION BY DIRECTORS. Unless a statute or the Charter or Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous written consent that sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

     SECTION 2.10. MEETING BY CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     SECTION 2.11. COMPENSATION. By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as directors or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Company need not be paid for attendance at meetings of the Board or committees thereof for which fees are paid to other directors. A director who serves the Company in any other capacity also may receive compensation for such other services.

                                  ARTICLE III

                                   COMMITTEES
                                   ----------

     SECTION 3.01. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Personnel Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, power to declare dividends

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on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock and such general authorization provides for or establishes a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     SECTION 3.02. COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business, and shall meet at the call of the Chairman of the Board or the chairman of the committee. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

      SECTION 4.01. EXECUTIVE AND OTHER OFFICERS. Unless otherwise determined by the Board of Directors or as required by law, the officers of the Company shall consist of a President, a Chief Executive Officer, a Secretary, a Treasurer and whenever deemed advisable by the Board, one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as shall be elected from time to time by the Board of Directors. All such officers shall be chosen by the Board of Directors, shall have such duties and responsibilities as the Board of Directors may direct and shall hold office only during the pleasure of the Board of Directors or until their successors are chosen and qualified. Any two or more offices except those of President and Vice-President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or

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more officers. The Board of Directors may from time to time appoint such other agents and employees, with such powers and duties as it may deem proper. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors may fill a vacancy that occurs in any office.

     SECTION 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen from among the directors. The Chairman of the Board shall, unless otherwise provided by the Board of Directors, preside at all meetings of the Board of Directors and all annual and special meetings of stockholders and shall perform such other duties as the Board of Directors may direct from time to time. The Chairman of the Board may but need not be the President.

     SECTION 4.03.  CHIEF EXECUTIVE OFFICER.   The Chief Executive Officer shall
have general responsibility for the management and direction of the Company's business and shall perform such other duties as the Board of Directors may direct from time to time. The Chief Executive Officer shall be either the Chairman of the Board or the President, as may be specified by the Board of Directors.

     SECTION 4.04. PRESIDENT. The President shall, if the Chairman of the Board is unavailable due to disability or other reason, preside at meetings of the Board of Directors and at annual and special meetings of stockholders, and shall perform such other duties as the Chief Executive Officer or the Board of Directors may direct from time to time. The office of President may but need not be held by the Chairman of the Board.

     SECTION 4.05. VICE-PRESIDENTS. The Vice-Presidents shall perform such duties as the Chief Executive Officer or the Board of Directors may direct.

     SECTION 4.06. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as he or she shall, from time to time, select; he or she shall render to the Chief Executive Officer, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Company; and, in general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned by the Board of Directors or the Chief Executive Officer.

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     SECTION 4.07.  SECRETARY.  The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; shall be the custodian of the records of the Company; may witness any document on behalf of the Company, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned by the Board of Directors or the Chief Executive Officer.

     SECTION 4.08. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Company are all officers below the office of Vice-President, Secretary or Treasurer. The Assistant Treasurers and Assistant Secretaries and any other assistant or subordinate officers of the Company shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

     SECTION 4.09. ADDITIONAL SIGNATURE AUTHORITY. The Board of Directors may, from time to time, designate any other person or persons, on behalf of the Company, to sign any contracts, deeds, notes, or other instruments in the place or stead of any officers; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this Company as fully as if executed by any regular officer.

                                   ARTICLE V

                                  RESIGNATION
                                  -----------

          Any director or officer may resign his or her office at any time; such resignation shall be made in writing and shall take effect from the time of its receipt by the Company, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE VI

                                    FINANCE
                                    -------

     SECTION 6.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chief Executive Officer, the President, a Vice-

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President or an Assistant Vice-President and countersigned by the Treasurer, an
Assistant Treasurer, the Secretary or an Assistant Secretary.

     SECTION 6.02. ANNUAL STATEMENT OF AFFAIRS. The Chief Executive Officer, the President or the chief accounting officer shall prepare annually a full and correct statement of the affairs of the Company, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Company's principal office.

     SECTION 6.03. FISCAL YEAR. Unless otherwise provided by resolution of the Board of Directors, the fiscal year of the Company shall be the twelve calendar month period ending December 31 in each year.


                                  ARTICLE VII

                                     STOCK
                                     -----

     SECTION 7.01. CERTIFICATES FOR STOCK. Each stockholder is entitled to certificates that represent and certify the shares of stock he or she holds in the Company. Each stock certificate shall include on its face the name of the Company, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

     SECTION 7.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

     SECTION 7.03. RECORD DATES AND CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the

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purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, to vote at a meeting, to receive a dividend, or to be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.06, more than 90 days before the date on which the action requiring the determination will be taken. The transfer books may not be closed for a period longer than 20 days and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

     SECTION 7.04. STOCK LEDGER. The Company shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Company.

     SECTION 7.05. LOST STOCK CERTIFICATES. The Board of Directors of the Company may determine the conditions for issuing a new stock certificate in place of one that is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Company. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of a court having jurisdiction in the premises.

                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

          Except as otherwise provided by law or by the Charter, these Bylaws may be altered, amended, or added to by the Board of Directors at any regular or special meeting of the Board of Directors.

                                   ARTICLE IX

                                INDEMNIFICATION
                                ---------------

     SECTION 9.01. PROVISION OF INDEMNIFICATION. The Company shall provide indemnification as follows:

          (a) Persons who are or were directors or officers of the Company shall be indemnified by the Company to the fullest extent permitted by the general laws of the State of Maryland, as now or hereafter in force, including the advance of expenses

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under the procedures provided by such laws, in respect to matters arising out of service in their capacities as directors or officers of the Company or arising out of service at the request of the Company in any capacity (including, but not limited to, as directors, officers, partners, trustees, agents or employees) of any other organization (including, but not limited to a direct or indirect subsidiary or affiliate of the Company, another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan).

          (b) In the sole discretion of the Company, persons who are or were employees or agents of the Company may be indemnified by the Company to any extent permitted by the general laws of the State of Maryland, as now or hereafter in force, including the advance of expenses, in respect to matters arising out of service in their capacities as employees or agents of the Company or arising out of service at the request of the Company in any capacity (including, but not limited to, as directors, officers, partners, trustees, agents or employees) of any other organization (including, but not limited to, a direct or indirect subsidiary or affiliate of the Company, another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan).

    SECTION 9.02. PROCEDURE.

          (A) With respect to persons who are or were directors or officers of the Company, to the extent that any determination is required under applicable law as to whether such person is entitled to indemnification under Section 9.01(a) above, including the advance of expenses, such determination shall be made by independent legal counsel retained by the Company and appointed by either the Board of Directors or the Chief Executive Officer. Any determination by such independent legal counsel to deny indemnification, including the advance of expenses, shall be subject at the request of the person who is denied indemnifica tion, including the advance of expenses, to de novo review to the fullest extent obtainable in any court that is appropriate under the general of laws of the State of Maryland or other applicable statutory or decisional law, as now or hereafter in force.

          (B) With respect to persons who are or were employees or agents of the Company, any determination by the Company under Section 9.01(b) above shall be made by:

                  (i) the Board of Directors or any committee designated by the Board of Directors;

                  (ii)  the Chief Executive Officer; or

                  (iii) at the request of the Board of Directors, any committee designated by the Board of Directors or

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the Chief Executive Officer, by independent legal counsel retained by the
Company and appointed by the Board of Directors, any committee designated by the Board of Directors or the Chief Executive Officer.

          (C) Any indemnification or payment of expenses in advance of the final disposition of any proceeding shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Company denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Company.

     SECTION 9.03. EXCLUSIVITY, CONTRACT RIGHTS. The indemnifi-cation and advance of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Company and hereunder shall be deemed to be a contract between the Company and each director or officer of the Company who serves or served in such capacity at any time while this Bylaw is in effect.

     SECTION 9.04. INSURANCE AND SIMILAR PROTECTION. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company in any capacity (including, but not limited to, as a director, officer, partner, trustee, employee or agent) of any other organization (including, but not limited to, a direct or indirect subsidiary or affiliate of the Company, another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) against any liability asserted against or incurred by such person in any such capacity or arising out of such person's position, whether or not the Company would have the power to indemnify such person under the

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

general laws of the State of Maryland or other applicable statutory or decisional law, as now or hereafter in force. The Company may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the general laws of the State of Maryland or other applicable statutory or decisional law, as now or hereafter in force.

     SECTION 9.05. NO RETROACTIVITY. No amendment of the Bylaws of the Company or repeal of any of its provisions shall limit or eliminate the benefits provided to directors, officers, employees or agents of the Company under this
Article IX with respect to any act or omission that occurred prior to such amendment or repeal.

     SECTION 9.06. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article IX means this Article IX in its entirety.

                                   ARTICLE X

                               SUNDRY PROVISIONS
                               -----------------

     SECTION 10.01. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Company, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Company is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Company.

     SECTION 10.02. VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Company, may be voted by the Chief Executive Officer, the President, a Vice-President or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

                                   ARTICLE XI

           APPLICABILITY OF MARYLAND BUSINESS COMBINATION PROVISIONS
           ---------------------------------------------------------

          The provisions of Section 3-602, as amended from time to time, of the Corporations and Associations Article of the Annotated Code of Maryland (the "Code") shall apply to any

"business combination" (as the term is defined in Section 3-601, as amended from time to time, of the Code) with the Company.


                                  ARTICLE XII

                       APPLICABILITY OF MARYLAND CONTROL
                       ---------------------------------
                          SHARE ACQUISITION PROVISION
                          ---------------------------

          The provisions of Section 3-701 et seq., as amended from time to time, of the Corporations and Associations Article of the Annotated Code of Maryland (the "Code") shall not apply to any "control-share acquisition" (as the term is defined in Section 3-701, as amended from time to time, of the Code) of shares of the Company.

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